UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2016

CLAIRE’S STORES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

1-8899, 333-148108, 333-175171	59-0940416
(Commission File Number)	(I.R.S. Employer Identification No.)

2400 West Central Road, Hoffman Estates, Illinois 60192

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 765-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 12, 2016, Claire’s Stores, Inc. (the “Company”) entered into Amendment No. 3 (the “Third Amendment”) of the Amended and Restated Credit Agreement, dated as of September 20, 2012 (as amended, the “U.S. Credit Facility”), among the Company, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, and the other lenders named therein (the “Lenders”).

Pursuant to the Third Amendment, the Company will complete a refinancing of the U.S. Credit Facility as follows:

•	the Company, its domestic subsidiaries and Claire’s Inc., the Company’s corporate parent, will be parties to an amendment and restatement of the U.S. Credit Facility (the “Second Amended and Restated Credit Facility”), pursuant to which, among other things, the availability will be reduced to an amount equal to $75.0 million less any amounts outstanding under the ABL Credit Facility (as defined below), the maturity will be extended to February 4, 2019 and certain covenants will be modified;

•	the Company’s subsidiary Claire’s (Gibraltar) Holdings Limited, a Gibraltar private limited liability company (“Claire’s Gibraltar”) will be party to a new $40.0 million credit agreement maturing February 4, 2019 (the “Claire’s Gibraltar Credit Facility”) with the Lenders, the proceeds of which will be used to reduce outstanding amounts under the U.S. Credit Facility by $40.0 million; and

•	the Company, its domestic subsidiaries and Claire’s Inc., will be parties to a new ABL Credit Agreement (the “ABL Credit Facility”) maturing February 4, 2019, providing for revolving credit loans, subject to borrowing base availability, in an amount up to $75.0 million less any amounts outstanding under the U.S. Credit Facility.

Each of the Second Amended and Restated Credit Facility (the version described above), the Claire’s Gibraltar Credit Facility and the ABL Credit Facility was dated, executed and delivered on August 12, 2016. Accordingly, the executed versions of such agreements are attached as exhibits to the third Amendment filed as Exhibit 10.1 hereto. Nevertheless, the effectiveness of such agreements is subject to the satisfaction or waiver of the respective conditions set out in the Third Amendment upon completion of the Exchange Offer (as defined below) or as provided below.

The Third Amendment provides that, if the Company notifies the Lenders on or before September 15, 2016, that the Exchange Offer will not be completed by September 15, 2016 as a result of the failure to satisfy any of the conditions to such Exchange Offer, including the failure to obtain the consent of the lender of the Company’s current European credit facility or to refinance such European credit facility, or for any other reason, then the Second Amended and Restated Credit Facility, the ABL Credit Facility, and, only if permitted by the lender under the European credit facility, the Claire’s Gibraltar Credit Facility, will become effective notwithstanding the fact that the Exchange Offer will not be completed at that time. If the Claire’s Gibraltar Credit Facility is not permitted, the Second Amended and Restated Credit Facility will provide for revolving credit loans of up to $115.0 million rather than $75.0 million, in either case, less any amounts outstanding under the ABL Credit Facility.

In addition, upon the delivery of financial statements for the quarter ended July 30, 2016 to the lenders under the U.S. Credit Facility, the Company would be in default under the Total Net Secured Leverage Ratio covenant contained in the U.S. Credit Facility. The terms of the Third Amendment include a waiver of this default upon the effectiveness thereof.

A copy of Third Amendment is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

The Third Amendment provides that, if fewer than all of the Lenders had executed the Third Amendment, then, in lieu of entering into the Claire’s Gibraltar Credit Facility, the $40.0 million aggregate principal amount outstanding under the U.S. Credit Facility would remain outstanding, and the U.S. Credit Facility would have been amended by an alternative version of the Second Amended and Restated Credit Facility. Accordingly, the version of the Second Amended and Restated Credit Facility described above, as well as such alternative version of the Second Amended and Restated Credit Facility, are each attached as exhibits to the Third Amendment. All of the Lenders have executed the Third Amendment. As a result, the transactions contemplated by the Third Amendment will be consummated as described above.

Item 7.01	Regulation FD Disclosures

On August 12, 2016, the Company issued a press release regarding the commencement of a private offer (the “Exchange Offer”) to banks, institutional lenders and other institutions that meet the financial and other requirements specified in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) for an “accredited investor” and were not formed for the specific purpose of participating in the Exchange Offer (collectively, the “Eligible Holders”), who hold its (i) 8.875% Senior Secured Second Lien Notes due 2019 (the “Second Lien Notes”), (ii) 7.750% Senior Notes due 2020 (the “Unsecured Notes”) and (iii) 10.500% Senior Subordinated Notes due 2017, except for such Subordinated Notes held by Claire’s Inc. (the “Subordinated Notes,” and collectively with the Second Lien Notes and the Unsecured Notes, the “Notes”) to exchange any and all of the Notes for (i) up to $40.0 million of Senior Secured Term Loans maturing 2021 of Claire’s Stores (“Claire’s Stores Term Loans”), (ii) up to $130.0 million of Senior Secured Term Loans maturing 2021 of CLSIP LLC, an indirect wholly owned subsidiary of the Company (“CLSIP Term Loans”) and/or (iii) up to $60.0 million of Senior Term Loans maturing 2021 of Claire’s Gibraltar (“Claire’s Gibraltar Term Loans” and together with the Claire’s Stores Term Loans and the CLSIP Term Loans, the “Term Loans”). The completion of the Exchange Offer is a condition to the effectiveness of the Term Loans. The Exchange Offer is being made upon the terms of, and subject to the conditions (including the consummation of the transactions contemplated by the Third Amendment) set forth in, the confidential Offer to Exchange Statement, dated August 12, 2016 (the “Offer to Exchange Statement”). A copy of the press release is filed as Exhibit 99.1 hereto.

This notice shall not constitute an offer to exchange, nor a solicitation of an offer to exchange any security. No recommendation is being made as to whether holders of the Notes should exchange Notes for Term Loans.

In connection with the Exchange Offer, the Company is providing herewith the following summary condensed consolidated financial information of Claire’s Gibraltar (i) as of and for the fiscal year ended, January 31, 2016, and (ii) as of and for the three months ended April 30, 2016, that is contained in the confidential Offer to Exchange Statement. Such information has been derived from consolidating schedules to the Company’s consolidated financial statements as of the same date and for the same period. Results for interim periods are not necessarily indicative of the results to be expected for the full year and historical results are not necessarily indicative of the results to be expected any future period.

Condensed Balance Sheet

	January 30, 2016	April 30, 2016
	(in thousands)
Assets:
Current Assets:
Cash and cash equivalents and restricted cash	$11,388	$24,162
Inventories	52,655	61,768
Prepaid expenses	13,719	15,407
Other current assets	9,669	11,103

Total current assets	87,431	112,440

Property and Equipment
Furniture, fixtures and equipment	71,553	75,171
Leasehold improvements	104,142	108,941

	175,695	184,112
Accumulated depreciation and amortization	(113,452)	(120,634)

	62,243	63,478

Intercompany receivables	98,329	68,529
Goodwill	314,405	314,405
Intangible assets, net	212,535	214,269
Other assets	38,440	38,330

	663,709	635,533

Total assets	$813,383	$811,451

Liabilities and Stockholder’s Equity (Deficit)
Current Liabilities:
Revolving credit facility	$—	$49,506
Trade accounts payable	44,128	53,501
Income taxes payable	5,937	5,948
Accrued interest payable	36	58
Accrued expenses and other current liabilities	36,341	31,700

Total current liabilities	86,442	140,713

Deferred tax liability	9,683	8,514
Deferred rent expense	9,739	10,058

	19,422	18,572

Stockholders’ equity (deficit):
Common stock	2	2
Additional paid in capital	801,521	801,521
Accumulated other comprehensive income (loss), net of tax	(47,547)	(38,247)
Accumulated earnings (deficit)	(46,457)	(111,110)

	707,519	652,166

Total liabilities and stockholder’s equity (deficit)	$813,383	$811,451

Condensed Statement of Operations and Comprehensive Income

	Fiscal Year Ended January 30, 2016	Three Months Ended April 30, 2016
	(in thousands)
Net Sales	$525,884	$100,341
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	275,972	57,125

	249,912	43,216

Other Expenses
Selling, general and administrative	192,722	44,422
Depreciation and amortization	22,589	4,988
Impairment of assets	13,125	—
Severance and transaction-related costs	751	228
Other (income) expense, net	(12,159)	133

	217,028	49,771

Operating Income (loss)	32,884	(6,555)
Interest expense (income), net	993	274

Income before income tax expense (benefit)	31,891	(6,829)
Income tax expense	6,870	157

Net income (loss)	25,021	(6,986)
Foreign currency translation adjustments	(2,260)	1,324
Net (loss) gain on intra-entity foreign currency transactions, net of tax	(5,987)	7,806

Other comprehensive (loss) income	(8,247)	9,130

Comprehensive income	$16,774	$2,144

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Amendment No. 3, dated as of August 12, 2016 to the Amended and Restated Credit Agreement, dated as of September 20, 2012 among Claire’s Stores, Inc., Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, and the other lenders named therein.

Exhibit 99.1	Claire’s Stores, Inc. Press Release dated August 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.

Date: August 12, 2016	By:	/s/ J. Per Brodin
J. Per Brodin Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Amendment No. 3, dated as of August 12, 2016 to the Amended and Restated Credit Agreement, dated as of September 20, 2012 among Claire’s Stores, Inc., Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, and the other lenders named therein.

Exhibit 99.1	Claire’s Stores, Inc. Press Release dated August 12, 2016